                                                                    EXHIBIT 11.1

                 UNIVISION COMMUNICATIONS INC. AND SUBSIDIARIES

     COMPUTATION OF HISTORICAL PRIMARY AND FULLY DILUTED EARNINGS PER SHARE
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                        Year Ended December 31,                                September 30,
                                -----------------------------------------------------------------------  -------------------------
                                  1992(a)        1993           1994           1995            1996         1996          1997
                                -----------   -----------    -----------    -----------    ------------  -----------  ------------
                                PREDECESSOR
                                  COMPANY
PRIMARY EARNINGS PER SHARE
Income (loss) before
  extraordinary loss on
  extinguishment of debt......  $   28,623    $   (27,181)   $    (7,739)   $    (9,388)   $     18,593  $     3,352  $     50,371
Extraordinary loss on
  extinguishment of debt......      --            --              (4,321)          (801)         (8,228)     (11,558)      --
                                -----------   -----------    -----------    -----------    ------------  -----------  ------------
Net income (loss).............      28,623        (27,181)       (12,060)       (10,189)         10,365       (8,206)       50,371
Less preferred stock
  dividends...................          --             --             --             --              --           --          (381)
                                -----------   -----------    -----------    -----------    ------------  -----------  ------------
Net income (loss) applicable
  to common stock.............  $   28,623    $   (27,181)   $   (12,060)   $   (10,189)   $     10,365  $    (8,206) $     49,990
                                -----------   -----------    -----------    -----------    ------------  -----------  ------------
                                -----------   -----------    -----------    -----------    ------------  -----------  ------------
NUMBER OF SHARES ON WHICH NET
  INCOME (LOSS) PER SHARE IS
  BASED:
Historical weighted average
  common shares outstanding...      20,000         20,000         20,000         20,000         253,332       20,000       253,332
Reorganization stock dividend
  (227.010528 shares for each
  common share)...............   4,540,210      4,540,210      4,540,210      4,540,210      57,509,030    4,540,210    57,509,030
Reorganization shares
  issued......................      --            --             --             --            8,670,998      --          8,670,998
Public offering shares
  issued......................      --            --             --             --           16,340,000      --         16,340,000
Additional shares issued to
  underwriters................      --            --             --             --            2,451,000      --          2,451,000
Options converted to Class A
  common stock................      --            --             --             --              --           --                880
                                -----------   -----------    -----------    -----------    ------------  -----------  ------------
Weighted average common shares
  before dilutive effect of
  common stock equivalents....   4,560,210      4,560,210      4,560,210      4,560,210      85,224,360    4,560,210    85,225,240
                                -----------   -----------    -----------    -----------    ------------  -----------  ------------
Common stock equivalents:
Warrants......................      --            --             --             --           28,779,416   28,719,902    28,785,570
Options.......................      --            --             --             --            1,423,262      --          1,572,242
                                -----------   -----------    -----------    -----------    ------------  -----------  ------------
Weighted average common
  shares......................   4,560,210(b)   4,560,210(b)   4,560,210(b)   4,560,210(b)  115,427,038   33,280,112   115,583,052
                                -----------   -----------    -----------    -----------    ------------  -----------  ------------
                                -----------   -----------    -----------    -----------    ------------  -----------  ------------
PRIMARY EARNINGS PER SHARE:
Income (loss) per share before
  extraordinary loss..........  $     6.28    $     (5.96)   $     (1.70)   $     (2.06)   $       0.16  $      0.10  $       0.44
Extraordinary loss per
  share.......................      --            --               (0.95)         (0.18)          (0.07)       (0.35)      --
                                -----------   -----------    -----------    -----------    ------------  -----------  ------------
Net income (loss) per share...        6.28          (5.96)         (2.65)         (2.24)           0.09        (0.25)         0.44
Less preferred stock
  dividends...................      --            --             --             --              --           --            --
                                -----------   -----------    -----------    -----------    ------------  -----------  ------------
Net income (loss) per share
  applicable to common
  stock.......................  $     6.28    $     (5.96)   $     (2.65)   $     (2.24)   $       0.09  $     (0.25) $       0.44
                                -----------   -----------    -----------    -----------    ------------  -----------  ------------
                                -----------   -----------    -----------    -----------    ------------  -----------  ------------

                                                                    EXHIBIT 11.1

     COMPUTATION OF HISTORICAL PRIMARY AND FULLY DILUTED EARNINGS PER SHARE

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                        Year Ended December 31,                                September 30,
                                -----------------------------------------------------------------------  -------------------------
                                  1992(a)        1993           1994           1995            1996         1996          1997
                                -----------   -----------    -----------    -----------    ------------  -----------  ------------
                                PREDECESSOR
                                  COMPANY

FULLY DILUTED EARNINGS PER
  SHARE (c)
Income (loss) before
  extraordinary loss on
  extinguishment of debt......  $   28,623    $   (27,181)   $    (7,739)   $    (9,388)   $     18,593  $     3,352  $     50,371
Extraordinary loss on
  extinguishment of debt......      --            --              (4,321)          (801)         (8,228)     (11,558)      --
                                -----------   -----------    -----------    -----------    ------------  -----------  ------------
Net income (loss).............      28,623        (27,181)       (12,060)       (10,189)         10,365       (8,206)       50,371
Less preferred stock
  dividends...................      --            --             --             --              --           --            --
                                -----------   -----------    -----------    -----------    ------------  -----------  ------------
Net income (loss) applicable
  to common stock.............  $   28,623    $   (27,181)   $   (12,060)   $   (10,189)   $     10,365  $    (8,206) $     50,371
                                -----------   -----------    -----------    -----------    ------------  -----------  ------------
                                -----------   -----------    -----------    -----------    ------------  -----------  ------------
NUMBER OF SHARES ON WHICH NET
  INCOME (LOSS) PER SHARE IS
  BASED:
Historical weighted average
  common shares outstanding...      20,000         20,000         20,000         20,000         253,332       20,000       253,332
Reorganization stock dividend
  (227.010528 shares for each
  common share)...............   4,540,210      4,540,210      4,540,210      4,540,210      57,509,030    4,540,210    57,509,030
Reorganization shares
  issued......................      --            --             --             --            8,670,998      --          8,670,998
Public offering shares
  issued......................      --            --             --             --           16,340,000      --         16,340,000
Additional shares issued to
  underwriters................      --            --             --             --            2,451,000      --          2,451,000
Options converted to Class A
  common stock................      --            --             --             --              --           --                880
                                -----------   -----------    -----------    -----------    ------------  -----------  ------------
Weighted average common shares
  before dilutive effect of
  common stock equivalents....   4,560,210      4,560,210      4,560,210      4,560,210      85,224,360    4,560,210    85,225,240
                                -----------   -----------    -----------    -----------    ------------  -----------  ------------
Common stock equivalents:
Warrants......................      --            --             --             --           28,781,100   28,719,902    28,813,070
Options.......................      --            --             --             --            1,463,568      --          2,257,433
Convertible Preferred Stock...      --            --             --             --              159,940      --            734,225
                                -----------   -----------    -----------    -----------    ------------  -----------  ------------
Weighted average common
  shares......................   4,560,210(b)   4,560,210(b)   4,560,210(b)   4,560,210(b)  115,628,968   33,280,112   117,029,968
                                -----------   -----------    -----------    -----------    ------------  -----------  ------------
                                -----------   -----------    -----------    -----------    ------------  -----------  ------------
FULLY DILUTED EARNINGS PER
  SHARE:
Income (loss) per share before
  extraordinary loss..........  $     6.28    $     (5.96)   $     (1.70)   $     (2.06)   $       0.16  $      0.10  $       0.43
Extraordinary loss per
  share.......................      --            --               (0.95)         (0.18)          (0.07)       (0.35)      --
                                -----------   -----------    -----------    -----------    ------------  -----------  ------------
Net income (loss) per share...  $     6.28    $     (5.96)   $     (2.65)   $     (2.24)   $       0.09  $     (0.25) $       0.43
                                -----------   -----------    -----------    -----------    ------------  -----------  ------------
                                -----------   -----------    -----------    -----------    ------------  -----------  ------------

------------------------------
(a) Represents the addition of the results of operations of the predecessor company (January 1, 1992 through December 16, 1992) and PCI for the period of December 17 through December 31, 1992.

(b) For the years ended 1995, 1994 and 1993, and for the period December 17 through December 31, 1992 losses were generated before extraordinary loss on extinguishment of debt and the warrants were excluded from the weighted average common shares outstanding since their effect were anti-dilutive.

(c) This calculation is presented in accordance with the Securities Exchange Act of 1934, although it is not required disclosure under APB Opinion No. 15.